Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2023 Long Term Incentive Plan of VineBrook Homes Trust, Inc. of our report dated March 30, 2023, with respect to the consolidated financial statements and schedule of VineBrook Homes Trust, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

July 19, 2023